===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              Century South Banks
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                         [LOGO OF CENTURY SOUTH BANKS]

April 20, 2000



Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Century South Banks, Inc. ("CSBI") which will be held at 10:00 a.m., Gainesville, Georgia time, Wednesday, May 24, 2000, at the Georgia Mountains Center Theatre, 301 Main Street, S.W., Gainesville, Georgia 30501. There will be a reception in Room B beginning at 9:00 a.m., during which we hope you will join us for refreshments and get a chance to meet and talk to the Directors and Senior Officers of CSBI.

The enclosed Notice of Annual Meeting and Proxy Statement contain details regarding the business to come before the shareholders at the Annual Meeting. Please sign and return your proxy in the enclosed envelope at your earliest convenience to assure that your shares will be represented and voted at the Annual Meeting even if you cannot attend. If you do attend and wish to vote in person, you may cancel the proxy at the Annual Meeting. It is important that you complete and mail your proxy as soon as possible.

At the Annual Meeting, you will vote on proposals to (i) elect 11 directors to serve for the ensuing year, and (ii) ratify the appointment of KPMG LLP as independent certified public accountants of CSBI for the 2000 calendar year.

If you plan to attend the Annual Meeting, please mark the appropriate box on your proxy card to help us make arrangements for the meeting.

CSBI's Board of Directors at present knows of no other business to be presented at the Annual Meeting. If you should have questions concerning the Annual Meeting, please feel free to call me at (678) 624-1366.


                           For the Board of Directors,

                           /s/ Susan J. Anderson
                           ---------------------
                           Susan J. Anderson,
                           Senior Vice President
                           and Corporate Secretary

                           CENTURY SOUTH BANKS, INC.
                        2325 Lakeview Parkway, Suite 450
                         Alpharetta, Georgia 30004-1976
--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
--------------------------------------------------------------------------------
TIME............................10:00 A.M. Gainesville, Georgia Time
                                Wednesday, May 24, 2000

PLACE...........................Georgia Mountains Center Theatre
                                301 Main Street, S.W.
                                Gainesville, Georgia 30501

ITEMS OF BUSINESS...............(1) To vote on a proposal to elect 11 directors to serve for the ensuing year.
                                (2) To vote on a proposal to ratify the
                                    appointment of KPMG LLP to serve as the
                                    certified public accountants for CSBI for the 2000 calendar year.
                                (3) To transact such other business as may
                                    properly come before the meeting and any adjournments or postponements thereof.

RECORD DATE ....................Holders of CSBI common stock of record at the close of business on April 10, 2000, are entitled to vote at the meeting.

SUMMARY ANNUAL REPORT...........The Company's 1999 summary annual report, which is not a part of the proxy soliciting material, is enclosed.

PROXY VOTING ...................It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.


                                                /s/ Susan J. Anderson
                                                ---------------------
                                                SUSAN J. ANDERSON
                                                Senior Vice President and
April 20, 2000                                  Corporate Secretary

                         [LOGO OF CENTURY SOUTH BANKS]

                       2325 Lakeview Parkway, Suite 450
                        Alpharetta, Georgia 30004-1976


                                PROXY STATEMENT
     _____________________________________________________________________

Century South Banks, Inc. ("CSBI") is providing these proxy materials in connection with the solicitation by the Board of Directors of CSBI of proxies to be voted at CSBI's 2000 Annual Meeting of Shareholders and at any meeting following adjournments or postponements thereof (the "Annual Meeting").

You are cordially invited to attend the Annual Meeting on May 24, 2000, beginning at 10:00 a.m., Gainesville, Georgia time. The meeting will be held at the Georgia Mountains Center Theatre, 301 Main Street, S.W., Gainesville, Georgia 30501.

Solicitation, Voting and Revocability of Proxies

The cost of the solicitation of proxies will be borne by CSBI. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and CSBI will reimburse them for their expenses in so doing. CSBI may use the services of its Directors, Officers and others to solicit proxies, personally or by telephone, facsimile or other electronic means, without additional compensation.

CSBI shareholders as of the close of business on April 10, 2000 are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, 13,799,050 shares of CSBI common stock, $1.00 par value per share, were outstanding. Each share outstanding on the record date will be entitled to one vote. Treasury shares are not voted. As of the record date, CSBI common stock was held of record by 3,032 shareholders. The approximate date of the mailing of this proxy statement and accompanying form of proxy is April 20, 2000.

Shareholders are urged to sign and date the enclosed proxy card and return it as promptly as possible in the envelope enclosed for that purpose.

Any CSBI shareholder who has delivered a proxy may revoke it at any time before it is voted by giving notice of revocation in writing or submitting to CSBI a signed proxy card bearing a later date, provided that such notice or proxy card is actually received by CSBI before the vote of shareholders. Any notice of revocation should be sent to Century South Banks, Inc., c/o Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016. A proxy will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless, before the vote, notice of such death or incapacity is filed with the Corporate Secretary.

The shares of CSBI common stock represented by properly executed proxies received at or prior to the Annual Meeting and not subsequently revoked will be voted as directed in such proxies. If instructions are not given, shares represented by proxies received will be voted for the election of the 11 nominees for director named in this proxy statement, for the ratification of KPMG LLP as certified public accountants for the calendar year 2000 and, in the discretion of the proxy holder, as to any other matters that properly may come before the Annual Meeting.

Each outstanding share of CSBI common stock on the record date is entitled to one vote on all matters to be voted upon. Directors shall be elected by the affirmative vote of a plurality of the votes cast by CSBI shareholders voting in person or by proxy at the Annual Meeting. All other matters voted on at the Annual Meeting shall require the affirmative vote of a majority of the votes cast by CSBI shareholders voting in person or by proxy at the Annual Meeting. Thus, abstentions and broker non-votes will not be included in the vote totals and will not affect the outcome of the vote.

Shareholder Account Maintenance

CSBI's transfer agent is Registrar and Transfer Company of Cranford, New Jersey. All communications concerning accounts of shareholders of record, including address changes, name changes, inquiries as to requirements to transfer CSBI stock and similar issues can be handled by calling Registrar and Transfer Company's toll free number 1-800-368-5948. For other company information, you can visit CSBI's internet site at http://www.csbi.com or write Susan J.
                                  -------------------
Anderson, Senior Vice President and Corporate Secretary of CSBI. The mailing address of the principal executive offices of CSBI is 2325 Lakeview Parkway, Suite 450, Alpharetta, Georgia 30004-1976 and the telephone number at such address is (678) 624-1366.



                            MATTERS TO BE VOTED UPON

The following matters will be voted upon at the Annual Meeting:

ITEM NUMBER 1 - ELECTION OF DIRECTORS

The members of the Board of Directors of CSBI are elected by CSBI's shareholders. CSBI's Board of Directors presently consists of 11 members. Approval of directors requires the affirmative vote of a plurality of the votes cast by CSBI's shareholders.

CSBI's Board of Directors has nominated 11 persons for election as directors at the Annual Meeting. If for any reason any nominee should become unable or unwilling to accept nomination or election, the persons named on the enclosed proxy card will have discretionary authority to vote proxies for the election of another nominee designated by CSBI's Board of Directors. Management of CSBI believes that each nominee will serve if elected.

The persons listed below have been nominated for election to CSBI's Board of Directors. Each of the nominees currently serves as a director of CSBI. The name, age, principal occupation and employment for the past five years of each of the director nominees of CSBI are described below.

CSBI's Board of Directors recommends that CSBI's shareholders vote "FOR" approval of Item Number 1 in order to elect the slate of 11 nominees.

________________________________________________________________________________
WILLIAM H. ANDERSON, II
Director since 1997
Age 62

Mr. Anderson has been the Chairman of CSBI since December 1997. Until that time, Mr. Anderson served as Chairman of Bank Corporation of Georgia ("BCG") prior to its merger into CSBI in December 1997. Mr. Anderson is also the Chairman of Southern Trust Insurance Company, Macon, Georgia.

________________________________________________________________________________
JAMES R. BALKCOM, JR.
Director since 1997
Age 55

Mr. Balkcom has been the Chairman of PAMECO Corp. ("PAMECO"), a distributor of heating, ventilation and air conditioning equipment and parts, located in Norcross, Georgia since February 1996. Mr. Balkcom served as Chairman and President of Techsonic Industries, Inc., a manufacturer of depth finders, from 1977 through 1995.

________________________________________________________________________________
WILLIAM L. CHANDLER
Director since 1996
Age 77

Mr. Chandler owns Chandler Farm and is President of Chandler-Stovall, a real estate investment and management company, in Ila, Georgia. Mr. Chandler has owned Chandler Farm and served as President of Chandler-Stovall for more than five years.

________________________________________________________________________________
Joseph W. Evans
Director since 1997
Age 50

Mr. Evans has been the President, Chief Operating Officer and Chief Financial Officer of CSBI since December 1997. Mr. Evans was named Chief Executive Officer of CSBI in January 2000. Prior to its merger into CSBI in December 1997, Mr. Evans was the President and Chief Executive Officer of BCG since 1984.

________________________________________________________________________________
JAMES A. FAULKNER
Director since 1981
Age 55

Mr. Faulkner has been the Vice Chairman of CSBI since December 1997. Mr. Faulkner served as Chief Executive Officer of CSBI from 1991 until January 2000. Prior to that time, Mr. Faulkner was the President of CSBI from 1989 until 1997.

________________________________________________________________________________
THOMAS T. FOLGER, JR.
Director since 1981
Age 65

Mr. Folger is a partner in Folger Poultry Farms, Dahlonega, Georgia, and has held this position for more than five years.
________________________________________________________________________________

________________________________________________________________________________
Quill O. Healey
Director since 1997
Age 60

Mr. Healey has been the Chairman of the United States affiliate of J&H Marsh & McLennan, a multi-line insurance broker, since March 1999. Prior to that time, Mr. Healey was the Chairman and Chief Executive Officer of Sedgwick, Inc., a multi-line insurance broker with offices in Atlanta, Georgia since 1990.

________________________________________________________________________________
J. RUSSELL IVIE
Director since 1981
Age 64

Mr. Ivie has been the Vice Chairman of CSBI since December 1997. Prior to that time, Mr. Ivie was Chairman of CSBI since 1989.
________________________________________________________________________________
Frank C. Jones
Director since 1997
Age 74

Mr. Jones is a partner in the law firm of King & Spalding, Atlanta, Georgia and has held this position for more than five years.
________________________________________________________________________________
JOHN B. MCKIBBON, III
Director since 1997
Age 44

Mr. McKibbon is the Chief Executive Officer of McKibbon Brothers, Inc., a hotel development and management company with holdings in six southeastern states, and has held this position for more than five years. Mr. McKibbon is also a director of HCI Communications, Inc. and Applied Innovations, Inc., both located in Gainesville, Georgia.

________________________________________________________________________________
E. PAUL STRINGER
Director since 1981
Age 68

Mr. Stringer owns and operates Stringer Insurance Agency, Dahlonega, Georgia, and has held this position for more than five years.
________________________________________________________________________________

Proxies received by CSBI will be voted "FOR" all of the above nominees unless a shareholder specifies a contrary choice in his proxy.


                         BOARD COMMITTEES AND MEETINGS

The CSBI Board of Directors held seven meetings in 1999. All of the directors except James R. Balkcom, Jr. and Quill O. Healey attended at least 75% of the meetings.

Information regarding the functions of certain of the committees of the CSBI Board of Directors and their present membership is presented below.

The Audit Committee annually reviews and recommends to the CSBI Board of Directors the firm to be engaged as CSBI's independent certified public accountants for the next calendar year, reviews the plan and results of the audit engagement with the independent certified public accountants, inquires as to the adequacy of CSBI's internal control structure, and considers each professional service provided by the independent certified public accountants, and whether the providing of such service impairs the independence of the accountants. The members of the Audit Committee are: Frank C. Jones, Chairman, William L. Chandler, John B. McKibbon, III and E. Paul Stringer. The Audit Committee met four times in 1999.

The Executive Committee, during the intervals between meetings of the CSBI Board of Directors, may, subject to certain exceptions, exercise the powers of the Board of Directors. The members of the Executive Committee are: William H. Anderson, II, Joseph W. Evans, James A. Faulkner and J. Russell Ivie. The Executive Committee met seven times in 1999.

All of the members of the CSBI Board of Directors serve as the Nominating Committee, which nominates individuals to serve as members of the CSBI Board of Directors. The Nominating Committee met once in 1999.

The Personnel and Compensation Committee (the "Compensation Committee") periodically reviews the compensation and other benefits provided to personnel of CSBI and advises the CSBI Board of Directors with respect to such compensation. The members of the Compensation Committee are: James R. Balkcom, Jr., Chairman, Thomas T. Folger, Jr. and Quill O. Healey. The Compensation Committee met four times in 1999.

                             DIRECTOR COMPENSATION

Officers of CSBI who are also directors do not receive any fee or remuneration for services as members of the CSBI Board of Directors. In 1999, non-management directors of CSBI received a fee of $4,000 per quarter with the exception that Thomas T. Folger, Jr. received an additional $100 for each Executive Loan Committee meeting attended, William H. Anderson, II received fees of $85,000 for serving as Chairman of the CSBI Board of Directors and J. Russell Ivie received fees of $88,621 for serving as Vice Chairman of the CSBI Board of Directors.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, and related regulations of the Securities and Exchange Commission ("SEC") require CSBI's officers and directors, and persons who own more than 10% of CSBI's common stock, to file reports of their ownership of CSBI's common stock with the SEC and the Nasdaq National Market System ("Nasdaq"). The regulations also require these persons to furnish CSBI with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of those reports furnished to CSBI, CSBI believes that all filing requirements applicable to such persons were complied with in 1999.

                                 SECURITY OWNERSHIP OF MANAGEMENT


The following table sets forth the beneficial ownership of CSBI's outstanding common stock by (i) the current director nominees and executive officers named herein, and (ii) all executive officers and the current directors as a group, as of March 15, 2000. Unless otherwise indicated, the listed persons are the owners of record and have sole voting and investment powers over their shares.

-------------------------------------------------------------------------------------------------------
                                               Amount and Nature of
Name                                           Beneficial Ownership                   Percent of Class
-------------------------------------------------------------------------------------------------------
William H. Anderson, II                              744,504/(1)/                            5.4

James B. Balkcom, Jr.                                  3,000/(2)/                             *

William L. Chandler                                  202,000/(3)/                            1.5

Stephen W. Doughty                                   158,569/(4)/                            1.1

Joseph W. Evans                                      362,522/(5)/                            2.6

James A. Faulkner                                    145,446/(6)/                            1.1

Thomas T. Folger, Jr.                                172,080/(7)/                            1.2

Quill O. Healey                                       10,000/(8)/                             *

J. Russell Ivie                                      300,002/(9)/                            2.2

Frank C. Jones                                         7,500/(10)/                            *

John B. McKibbon, III                                  12,800/(11)/                           *

E. Paul Stringer                                     228,882/(12)/                           1.7

J. Thomas Wiley, Jr.                                 150,424/(13)/                           1.1

Sidney J. Wooten                                      46,500/(14)/                            *

All Executive Officers and Current
 Directors as a Group (17 persons)                 2,631,589                                19.0


________________
* less than 1%

/(1)/ Includes 65,407 shares owned individually and an aggregate of 679,097 shares held by certain corporations, partnerships and trusts as to which Mr. Anderson has voting and/or investment power. Does not include 3,019 shares owned by Mr. Anderson's wife individually, as to which he disclaims beneficial ownership.

/(2)/  Includes 3,000 shares owned individually which are held in street name.

/(3)/ Includes 82,000 shares owned individually and 120,000 shares owned by a corporation, which Mr. Chandler controls. Does not include 5,600 shares owned by Mr. Chandler's wife individually, to which he disclaims beneficial ownership.

/(4)/ Includes 12,599 shares owned individually, 83,151 shares owned individually which are in street name, 21,319 shares held in a savings plan and 40,000 shares subject to stock options under the ISO Plan as to which Mr. Doughty disclaims beneficial ownership. Also includes 1,500 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/(5)/ Includes 188,403 shares owned individually, 36,625 shares owned individually which are held in street name, 40,500 shares held in a family partnership and 47,494 shares held in a savings plan and includes 47,250 shares subject to stock options under the ISO Plan as to which Mr. Evans disclaims beneficial ownership. Also includes 2,250 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/(6)/ Includes 81,216 shares owned individually, 56 shares owned jointly with Mr. Faulkner's wife, 3,350 shares held in street name, 18,574 shares held in a savings plan, and 40,000 shares subject to stock options under the ISO Plan as to which Mr. Faulkner disclaims beneficial ownership. Also includes 2,250 shares of restricted stock subject to forfeiture granted under the CSBI Executive Stock Plan.

/(7)/ Includes 165,195 shares owned individually, 5,234 shares held in a self directed retirement account owned individually and 1,651 shares which are held in street name in a retirement account owned individually. Does not include 20,335 shares owned individually by Mr. Folger's wife and 4,866 shares owned by Mr. Folger's wife jointly with their children.

/(8)/  Includes 10,000 shares owned individually which are held in street name.

/(9)/ Includes 139,080 shares owned individually, 14,434 shares owned jointly with Mr. Ivie's wife, 19,206 shares held in street name, 19,277 shares owned by a trust of which he serves as the trustee and is a beneficiary, 14,429 shares which are held in street name owned individually in a retirement account, 32,357 shares which are held in street name owned by a limited partnership, 46,305 shares owned by a limited partnership of which he is a limited partner and 14,914 shares held in a savings plan. Does not include 125 shares owned by Mr. Ivie's wife as to which he disclaims beneficial ownership.

/(10)/ Includes 7,500 shares owned individually which are held in street name.
       Does not include 1,000 shares owned in street name by Mr. Jones' wife as to which he disclaims beneficial ownership.

/(11)/ Includes 12,700 shares owned individually which are held in street name and 100 shares owned by a corporation as to which Mr. McKibbon has voting and/or investment power which are held in street name.

/(12)/ Includes 190,262 shares owned individually, 10,000 shares owned jointly with Mr. Stringer's wife and children, 750 shares owned jointly with his wife, 18,294 shares owned by a corporation as to which Mr. Stringer has voting and/or investment power and 3,000 shares held in a retirement account owned individually. Does not include 43,164 shares owned individually by Mr. Stringer's wife and 1,904 shares in a retirement account owned individually by Mr. Stringer's wife as to which he disclaims beneficial ownership.

/(13)/ Includes 88,073 shares owned individually which are held in street name and 20,851 shares held in a savings plan and 40,000 shares subject to stock options under the ISO Plan as to which Mr. Wiley disclaims beneficial ownership. Also includes 1,500 shares of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

/(14)/ Includes 5,000 shares owned individually which are held in street name in a retirement account and 40,000 shares subject to stock options under the ISO Plan as to which Mr. Wooten disclaims beneficial ownership. Also includes 1,500 shares earned of restricted stock subject to forfeiture granted under CSBI's Executive Stock Plan.

                            EXECUTIVE COMPENSATION

The following tables and narrative text discuss the compensation paid or accrued over the past three years for CSBI's Chief Executive Officer and CSBI's four other most highly compensated executive officers.

                          Summary Compensation Table


                                                   Annual Compensation                  Long-Term Compensation
                                               ----------------------------   ---------------------------------------------
                                                                             Restricted Stock   Securities      All Other
                                                        Salary      Bonus         Awards        Underlying    Compensation
Name and Principal Position                    Year       ($)        ($)          ($)/(7)/      Options (#)      ($)/(1)/
---------------------------                    ----     -------     ------   ----------------   -----------   ------------
James A. Faulkner,  Vice Chairman/(2)/         1999     250,000     62,500           -0-              -0-         7,643
                                               1998     239,275     86,982        76,642           40,000         9,945
                                               1997     210,000     84,000           -0-              -0-        10,085

Joseph W. Evans, President, Chief Executive    1999     225,000     56,250           -0-              -0-         5,405
 Officer, Chief Operations Officer and Chief   1998     215,600     78,708        76,642              -0-         5,540
 Financial Officer/(3)/                        1997     178,400     80,100           -0-              -0-        15,106

Sidney J. Wooten, Executive Vice President     1999     180,000     41,410           -0-           15,000         5,621
 and Regional Executive/(4)/                   1998     180,000     60,480        51,095              -0-         3,915
                                               1997      52,500     40,000           -0-           25,000           226

Stephen W. Doughty, Executive Vice President   1999     175,000     21,875           -0-           40,000         5,405
 and Chief Credit Officer/(5)/                 1998     170,350     32,844        51,095              -0-         5,518
                                               1997     120,000     48,000           -0-              -0-        40,243

J. Thomas Wiley, Jr. Executive Vice            1999     161,400     20,175           -0-           40,000         5,405
 President  and Chief Banking Officer/(6)/     1998     145,883     29,325        51,095              -0-         5,518
                                               1997     120,000     48,000           -0-              -0-        38,541

______________________________
/(1)/ For 1999 includes: for Mr. Faulkner, deferred compensation of $1,433, insurance premiums paid by CSBI of $1,210 and contributions to a savings plan of $5,000; for Mr. Evans, insurance premiums paid by CSBI of $405 and contributions to a savings plan of $5,000; for Mr. Wooten insurance premiums of $621 paid by CSBI and contributions to a savings plan of $5,000; for Mr. Doughty, insurance premiums paid by CSBI of $405, and contributions to a savings plan of $5,000; for Mr. Wiley, insurance premiums paid by CSBI of $405 and contributions to a savings plan of $5,000.

/(2)/ Mr. Faulkner served as Chief Executive Officer of CSBI until January 2000.

/(3)/ Mr. Evans began serving as Chief Executive Officer of CSBI in January
      2000. Mr. Evans began serving as President, Chief Operating Officer and Chief Financial Officer in December 1997. Amounts prior to such time were paid by BCG which was merged into CSBI in December 1997.

/(4)/ Mr. Wooten assumed this position on September 15, 1997. Mr. Wooten was previously employed with another bank holding company.

/(5)/ Mr. Doughty assumed this position in December 1997. Amounts prior to such time were paid by BCG which was merged into CSBI in December 1997.

/(6)/ Mr. Wiley was elected as an executive officer of CSBI on July 22, 1998.
      Mr. Wiley is paid by AmeriBank, N.A., a CSBI banking subsidiary. Mr. Wiley served as President and Chief Executive Officer of AmeriBank, N.A. through 1999.

/(7)/ The earning of such awards is based upon CSBI attaining specific earnings per share ("EPS") performance goals as established by CSBI's Compensation Committee. Upon attaining various EPS levels, the awards are earned over a five-year period. The earning of such awards is subject to a service condition which shall be satisfied if the participant remains in the continuous employ of CSBI and its subsidiaries from the grant date through the earlier of the date the participant reaches age 62 or the 10th anniversary of the date such grant is made. Upon a change in control of CSBI, all awards or portions of awards earned up until such date become vested and payable. Prior to vesting, the participant is eligible to receive dividends on and to vote the restricted shares. For 1999, no awards were earned.

                       Option Grants in Last Fiscal Year

The following table sets forth certain information concerning options granted during 1999 to the named executives:

                                  Individual Grants
                                  -----------------                                    Potential Realizable Value
                             Number of      % to Total                                 At Assumed Annual Rates of
                            Securities       Options        Exercise                    Stock Price Appreciation
                            Underlying      Granted to       or Base                      for Option Term/(1)/
                             Options       Employees in       Price       Expiration   ---------------------------
Name                         Granted        Fiscal Year     ($/Share)        Date          5%($)           10%($)
----                       -----------    -------------    ----------     ----------   -----------       ---------
Stephen W. Doughty           40,000            28.1           23.875      11/24/09         600,594       1,522,024
J. Thomas Wiley, Jr.         40,000            28.1           23.875      11/24/09         600,594       1,522,024
Sidney J. Wooten, III        15,000            10.4           23.875      11/24/09         225,223         570,759

___________________________________
/(1)/ The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the SEC and are not intended to forecast future price appreciation of CSBI Common Stock. The gains reflect a future value based upon growth at these prescribed rates. CSBI did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore, lower, value. CSBI is not aware of any formula, which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

It is important to note that options have value to recipients, including the listed executives, only if the price of CSBI's common stock advances beyond the exercise or base price shown in the table during the effective option period.

                Aggregated Option Exercises in Last Fiscal Year
                            and FY-End Option Values

The following table sets forth certain information regarding the exercise of stock options during 1999 by the named executives and the value of options held by such persons at the end of 1999.

                                                                     Securities Underlying                  Value of Unexercised
                                                                          Unexercised                          In-the-Money
                                        Shares                         Options at FY-end (#)               Options at FY-end($)
                                     Acquired on      Value      ---------------------------------  -------------------------------
         Name                        Exercise (#)  Realized ($)      Exercisable/Unexercisable          Exercisable/Unexercisable
         ----                       ------------  ------------  ---------------------------------   -------------------------------
James A. Faulkner                          2,500       $57,188                  0/0                       $          0/$0
                                           3,000       $25,875                  0/0                       $          0/$0
                                                                           40,000/0                       $          0/$0

Joseph W. Evans                              -0-           -0-             47,250/0                       $    832,219/$0

Sidney J. Wooten                             -0-           -0-         5,000/20,000                       $20,625/$82,500
                                             -0-           -0-             0/15,000                       $          0/$0

Stephen W. Doughty                           -0-           -0-             0/40,000                       $          0/$0

J. Thomas Wiley, Jr.                         -0-           -0-             0/40,000                       $          0/$0

                               PERFORMANCE GRAPH

CSBI has made previous filings with the SEC under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part. However, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors of CSBI shall not be incorporated by reference in any such filings. The following performance graph comparing CSBI's cumulative total shareholder return with the total return of a performance indicator of broad equity market index includes companies whose securities are traded on the Nasdaq Stock Market. CSBI has selected the Nasdaq National Market (US Companies) as the broad equity market index. This index includes all domestic common shares traded on the NASDAQ National Market Value Index and a peer group comparison. The peer group comparison is the Media General Industry Group, which was comprised of 109 South Atlantic Banks.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG CENTURY SOUTH BANKS, INC.,
                     NASDAQ MARKET INDEX AND MG GROUP INDEX




                               [GRAPH GOES HERE]

                                    1994          1995          1996          1997          1998          1999
Century South Banks, Inc.            100        134.68        151.91        205.73        243.97        199.71
MG Group Index                       100        147.17        196.61        320.65        352.96         279.3
NASDAQ Market Index                  100        129.71        161.18        197.16        278.08        490.46

Compensation Committee Report
-----------------------------

The Compensation Committee of the Board of Directors of CSBI ("the Compensation Committee") approves compensation objectives and policy for all employees and sets compensation for CSBI's executive officers, including the individuals named in the Summary Compensation Table. CSBI's executive compensation program, as administered by the Compensation Committee, consists primarily of (i) annual cash compensation, the components of which are base salary and an annual variable cash incentive ("bonus"), and (ii) long-term equity-based incentive compensation, consisting of stock options and stock awards.

The following is a report submitted by the Compensation Committee addressing CSBI's compensation policy as it related to CSBI's Chief Executive Officer and other executive officers during 1999.

Base Salary and Bonuses. CSBI does not have a formalized program regarding the total compensation of executive officers. The base salary for CSBI's Chief Executive Officer is set in accordance with his employment contract and may be adjusted annually. See "Employment and Severance Agreements." Other officers and employees are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to CSBI. Accordingly, the Compensation Committee's approach is to offer competitive salaries in comparison with market practices. While base salary continues to be a significant part of CSBI's total compensation package, CSBI has introduced a pay-for-performance element through its Incentive Compensation Plan.

The Compensation Committee makes salary decisions for executive officers with input from CSBI's Chief Executive Officer. The review considers, experience, work performance, and CSBI's overall performance.

The payment of bonuses in 1999 to CSBI's Chief Executive Officer and other executive officers was based upon CSBI's Incentive Compensation Plan, which requires, among other things, that certain earnings goals be attained by CSBI.

Incentive Stock Option Plan. CSBI's Incentive Stock Option Plan (the "ISO Plan") is CSBI's long-term incentive plan for executive officers and key employees. The objective of the ISO Plan is to enable executive officers and key employees to develop and maintain a significant long-term ownership position in CSBI's common stock. The ISO Plan is administered by the Compensation Committee. Grants have been generally based on factors such as CSBI's performance, salary level and the individual's contribution to CSBI. During 1999, there were 142,941 options granted under the ISO Plan.

Executive Stock Plan. CSBI's 1998 Executive Stock Plan was designed to promote the interests of CSBI through grants to key employees of options to purchase stock, grants of stock appreciation rights and grants of restricted stock in order (i) to attract and retain key employees, (ii) to provide an additional incentive to each key employee to work to increase the value of CSBI's stock, and (iii) to provide each key employee with a stake in the future of CSBI. During 1999, 39,000 restricted stock awards were made under CSBI's Executive Stock Plan.

Compensation of Chief Executive Officer. Amounts earned during 1999 by CSBI's Chief Executive Officer, James A. Faulkner, are shown in the Summary Compensation Table. Mr. Faulkner's base salary was set pursuant to the terms of his employment agreement with CSBI. This agreement provides for a base annual salary of $250,000, which may be adjusted annually by the agreement of the parties. See "Employment and Severance Agreements." Mr. Faulkner received a
bonus of $62,500 in 1999.   The amount of his bonus was based on CSBI's
Incentive Compensation Plan.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during 1999:


   James R. Balkcom, Jr., Chairman
   Thomas T. Folger, Jr.
   Quill O. Healey


Employment and Severance Agreements
-----------------------------------

CSBI has entered into an employment agreement with James A. Faulkner. Employment under the agreement ends on December 31, 2011, unless Mr. Faulkner dies before such date. Mr. Faulkner's annual base compensation under the agreement, for the period from January 1, 2000 to December 31, 2000, is $250,000. For the period from January 1, 2001 to December 31, 2005, Mr. Faulkner's annual base compensation shall be $200,000 and, for the period from January 1, 2006 to December 31, 2011, Mr. Faulkner's annual base compensation shall be an amount not less than $100,000.

Under the employment agreement, which commenced on November 1, 1995, Mr. Faulkner served as Vice Chairman and Chief Executive Officer of CSBI until January 1, 2000. For the period beginning on January 1, 2000 and ending on December 31, 2005, Mr. Faulkner will serve as Vice-Chairman of CSBI and Chairman of the Executive Committee of the Board of Directors of CSBI, primarily focusing on mergers and acquisitions. In addition during this period, Mr. Faulkner will serve as a member of the Board of Directors of up to five of CSBI's bank subsidiaries. For the period beginning on January 1, 2006 and ending on December 31, 2011, it is contemplated that Mr. Faulkner's services to CSBI will be reduced. Mr. Faulkner's specific duties during this period shall be determined by CSBI's Board of Directors on or before September 30, 2005.

Mr. Faulkner's employment agreement also provides that if he is terminated for any reason other than for cause he will receive severance benefits equal to the remaining term of the contract. If Mr. Faulkner terminates the agreement for reasons such as a material change by CSBI in his duties and responsibilities or as a result of the merger or consolidation of CSBI, he shall receive severance benefits from CSBI equal to two and eleven- twelfths (2-11/12) multiplied by Mr. Faulkner's annual compensation, including salary, bonuses, perquisites, and all other forms of compensation for the fiscal year ended immediately preceding the date of change of control.

Incentive Stock Option Plan
---------------------------

CSBI's ISO Plan authorizes CSBI to grant incentive stock options to eligible employees as determined by the ISO Plan. The ISO Plan is administered by the Compensation Committee, which determines those eligible employees to whom options will be granted and the number of options granted to each eligible employee. The Compensation Committee also prescribes the terms and conditions of each option granted, including the purchase price per share as to each option. During 1999, 142,941 options were granted under the ISO Plan.

Savings Plan
------------

CSBI has adopted a savings plan and permits all eligible employees to participate. During 1998, as a result of the merger of BCG into CSBI, BCG merged its 401(k) Savings Plan into CSBI's Amended and Restated Employee Stock Ownership Plan. The resulting plan is called the Century South Banks, Inc. Savings Plan (the "Savings Plan"). In conjunction with the merger of the two plans, CSBI has ceased to make contributions to the employee stock ownership feature of the Savings Plan and has elected to increase the percentage of employee deferrals, which are then matched by CSBI. CSBI's contribution to the Savings Plan for the year ended December 31, 1999 was $593,000. Contributions made by CSBI during such year were $5,000 for each of

Messrs. Faulkner, Evans, Doughty, Wiley and Wooten. Each of Messrs. Faulkner, Evans, Doughty, Wiley and Wooten are fully vested pursuant to the terms of the Savings Plan.

Deferred Compensation Plan
--------------------------

CSBI has entered into salary continuation agreements with James A. Faulkner and Tony E. Collins. These agreements provide for CSBI to pay death and disability benefits to each of Messrs. Faulkner and Collins or their beneficiaries, subject to certain vesting requirements and other limitations, and are funded by life insurance policies. No benefits were paid under these agreements in 1999.

Executive Stock Plan
--------------------

On April 1, 1998, the Board of Directors of CSBI adopted the Century South Banks, Inc. 1998 Executive Stock Plan (the "Executive Stock Plan") which was approved by the shareholders on May 13, 1998. The purpose of the Executive Stock Plan is to encourage and provide an additional incentive to officers and other key employees of CSBI to increase the value of CSBI and its common stock by permitting them to acquire a significant equity interest in CSBI. The Executive Stock Plan is also intended to aid CSBI in attracting and retaining superior personnel and to strengthen their desire to remain in CSBI's employ.

Up to 3.5% of CSBI's outstanding common stock has been reserved for issuance in connection with awards granted under the Executive Stock Plan. Such shares may be awarded from authorized and unissued shares or from previously issued shares, which are acquired in open market purchases. The Executive Stock Plan is administered by the Compensation Committee, none of the members of which are eligible to participate in the Executive Stock Plan.

The Executive Stock Plan provides for the issuance of shares of CSBI common stock through grants of options to purchase CSBI common stock, grants of stock appreciation rights and grants of restricted stock. The Executive Stock Plan allows for the issuance of incentive stock options and options which will not be treated as incentive stock options. Participants are not required to pay for shares of CSBI common stock awarded as restricted stock. During 1999, 39,000 shares of CSBI common stock awards were granted under the Executive Stock Plan.

Certain Transactions
--------------------

E. Paul Stringer, director, owns Stringer Insurance Agency in Dahlonega, Georgia, which was paid insurance premiums during 1999 by CSBI and its subsidiaries in an amount equal to $124,554. In the opinion of management, these premiums are fair and reasonable and are as favorable to CSBI as those which could have been obtained from unrelated third parties.

William H. Anderson, II, director, is a limited partner in a limited partnership that owns two of the bank buildings which CSBI and its subsidiary, First South Bank, N.A., lease at rates which, in the opinion of management, are fair and reasonable and are as favorable to CSBI as those which could have been obtained from unrelated third parties. CSBI and First South Bank, N.A. paid to Mr. Anderson $124,690 in connection with such lease payments.

Frank C. Jones, director, is a partner in the law firm of King & Spalding. King & Spalding rendered legal services to CSBI and its subsidiaries in 1999 and may render legal services to CSBI and its subsidiaries in 2000.

In the ordinary course of banking business, CSBI and its subsidiaries have had, and anticipate that they will continue to have, transactions with various directors, officers, principal shareholders of CSBI, and their associates. All loans and commitments to extend loans included in such transactions were made substantially on the same terms, including interest rates and collateral, as those prevailing from time to time for comparable transactions with other unaffiliated persons. In the opinion of management, such loans and commitments do not involve more than a normal risk of collectibility or present any other unfavorable features.


ITEM NUMBER 2 - RATIFICATION OF ACCOUNTANTS

CSBI's Board of Directors has appointed the firm of KPMG LLP to serve as independent certified public accountants of CSBI for the calendar year ending December 31, 2000, subject to ratification by the shareholders of CSBI. KPMG LLP has served as independent certified public accountants of CSBI since 1983.

Ratification of the appointment of the independent certified public accountants requires the affirmative vote of a majority of the votes cast by the holders of the shares of CSBI common stock voting in person or by proxy at the Annual Meeting. If CSBI's shareholders should not ratify the appointment of KPMG LLP, CSBI's Board of Directors will reconsider the appointment. If CSBI's shareholders ratify the appointment, CSBI's Board of Directors, in its sole discretion, may still direct the appointment of new independent certified public accountants at any time during 2000 if it believes that such a change would be in the best interests of CSBI.

CSBI expects a representative of KPMG LLP to attend the Annual Meeting and expects that the representative will have the opportunity to make a statement if he desires to do so. It is further anticipated that such representative will be available to respond to appropriate questions.

CSBI's Board of Directors recommends that CSBI's shareholders vote "FOR" approval of Item Number 2 in order to ratify the appointment of KPMG LLP to serve as independent certified public accountants for the year ending December 31, 2000.

       SHAREHOLDER PROPOSALS FOR INCLUSION IN NEXT YEAR'S PROXY STATEMENT

Any shareholder proposal intended for inclusion in CSBI's Proxy Statement for the 2001 Annual Meeting must be received at CSBI's principal executive offices
no later than December 21, 2000.   Proposals should be addressed to Susan J.
Anderson, Corporate Secretary, Century South Banks, Inc., 2325 Lakeview Parkway, Suite 450, Alpharetta, Georgia 30004-1976.

              OTHER SHAREHOLDER PROPOSALS FOR PRESENTATION AT NEXT
                             YEAR'S ANNUAL MEETING

For any proposal that is not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2001 Annual Meeting of Shareholders, management will be able to vote proxies in its discretion if CSBI (i) receives notice of the proposal before the close of business on March 6, 2001, and advises shareholders in the 2001 Proxy Statement about the nature of the matter and how management intends to vote on such matter, or (ii) does not receive notice of the proposal prior to the close of business on March 6, 2001. Notices of intention to present proposals at the 2001 Annual Meeting should be addressed to Susan J. Anderson, Corporate Secretary, Century South Banks, Inc., 2325 Lakeview Parkway, Suite 450, Alpharetta, Georgia 30004-1976.

                         ANNUAL REPORT TO SHAREHOLDERS

Additional information concerning CSBI, including its financial statements, is provided in CSBI's 1999 Annual Report on Form 10-K that accompanies this Proxy Statement. Copies of exhibits filed with CSBI's Annual Report on Form 10-K or referenced therein will be furnished to shareholders of record upon written request and payment of CSBI's expenses in furnishing such documents. All such requests should be made to Susan J. Anderson, Corporate Secretary, Century South Banks, Inc., 2325 Lakeview Parkway, Suite 450, Alpharetta, Georgia 30004-1976.

                                 OTHER BUSINESS

Action will be taken on whatever other business may properly come before the Annual Meeting. The CSBI Board of Directors is not aware of any other business matters to be considered at the Annual Meeting. If other matters properly come before the Annual Meeting, it is intended that the persons named in this proxy will have discretionary authority to vote proxies with respect to such matters and in accordance with the recommendations of the CSBI Board of Directors.

No director has informed CSBI that he intends to oppose any recommended action as specified in this Proxy Statement. All directors have an interest in the vote regarding the election of directors to office.

The CSBI Board of Directors urges you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in
                      --------------
person. If you do attend, you may then withdraw your proxy.



                        /s/ Susan J. Anderson
                        ---------------------
                        Susan J. Anderson
                        Senior Vice President
                        and Corporate Secretary

Alpharetta, Georgia
April 20, 2000

                           CENTURY SOUTH BANKS, INC.
               PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 24, 2000

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Century South Banks, Inc. ("CSBI") appoint(s) Susan J. Anderson, J. Marvin Anderson, and Robin Guthrie, and each of them, as proxies with full power of substitution, acting by majority or by any of them if only one is present and acting, to vote all shares of common stock of CSBI which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 24, 2000 at the Georgia Mountain Center Theatre, 301 Main Street, S.W., Gainesville, Georgia 30501 at 10:00 a.m. Gainesville, Georgia time, and any adjournments or postponements thereof, upon the proposals described in the accompanying Notice of Annual Meeting and Proxy Statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" THE FOLLOWING
PROPOSALS:

1.   Proposal to elect the 11 directors named below for the ensuing year.

             [ ] FOR all nominees listed below (except as marked to the contrary below)

             [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

 William H. Anderson, II; James R. Balkcom, Jr.; William L. Chandler; Joseph W. Evans; James A. Faulkner; Thomas T. Folger, Jr.; Quill O. Healey; J. Russell Ivie; Frank C. Jones; John B. McKibbon, III; and E. Paul Stringer

 Instructions: To withhold authority to vote for any individual nominee write that nominee's name on the space provide below:



2. Proposal to ratify the appointment of KPMG LLP to serve as independent certified public accountants of CSBI for the 2000 calendar year.

                 [ ] FOR   [ ] AGAINST   [ ] ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

[ ] Check here if you plan to attend the meeting.

PROXIES MUST BE RECEIVED BY CSBI PRIOR TO THE COMMENCEMENT OF THE ANNUAL MEETING IN ORDER TO BE VOTED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH NOMINEE LISTED IN PROPOSAL 1 ABOVE AND FOR THE PROPOSAL SET OUT IN 2 ABOVE. THIS PROXY MAY BE REVOKED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY FILING A SUBSEQUENT PROXY WITH THE SECRETARY OF CSBI PRIOR TO OR AT THE TIME OF THE ANNUAL MEETING.



___________________________                    ___________________________
Signature of Shareholder(s)                    Signature of Shareholder(s)

                                 (Please date)

IF THE STOCK IS HELD BY JOINT TENANTS, OR IN THE NAME OF MORE THAN ONE PERSON, ALL HOLDERS SHOULD SIGN. Signatures should correspond exactly with the name(s) appearing on the label above. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in the partnership's name by authorized person(s). If signing as attorney, executor, trustee, administrator, guardian or custodian, please indicate the capacity in which you are acting. PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.